Execution Version

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of the 23rd day of May 2016 (the “Effective Date”) by and among Red Point Holdings L.P. (the “Buyer”), a limited company formed under the law of the Cayman Islands, and the sellers of shares of common stock, par value $.001 per share (the “Common Stock”) of Theron Resource Group, a Wyoming corporation (the “Issuer” or the “Company”) set forth on the Counterpart Signature Pages to this Agreement (the “Seller” ). The Buyer and Seller are herein collectively referred to as the “Parties.”

The Seller is the record and beneficial holder of the Common Stock set forth on the Counterpart Signature Page to this Agreement (the “Holder Shares”).

The Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Seller’s Holder Shares, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the respective covenants, agreements, obligations, representations, warranties, and promises set forth below, the Parties agree as set forth in the recitals above and as follows:

1.                  Purchase and Sale of Shares. The Seller hereby severally agrees to sell and transfer to the Buyer the Holder Shares set forth on such Seller’s Counterpart Signature Page to this Agreement, and the Buyer hereby agrees to purchase from the Seller the Holder Shares set forth on such Seller’s Counterpart Signature Page to this Agreement, for a purchase price of US$0.1273 per Holder Share. The aggregate purchase price for all the Holder Shares is US$763,800 (the “Purchase Price”). The closing of the transactions contemplated by this Agreement shall be as provided in Section 2, subject to the terms and conditions set forth in this Agreement. The Parties agree that the Purchase Price was negotiated and bargained for and that the Purchase Price is fair given the market conditions, including but not limited to, the lack of liquidity in the Common Stock. At the Closing (as defined in Section 2.1) the Seller shall waive any claims whatsoever the Seller may have, including, but not limited to, any economic and legal interests, rights, or claims based on the Seller’s prior ownership of the Holder Shares, upon the receipt of the cash payment of the Purchase Price from the Buyer (the “Payment”).

2.                  Closing; Closing Procedures; Closing Deliveries.

2.1.                  As promptly as practicable, and in any event on or before July 2, 2016, the Buyer shall deliver to the Seller, by check or wire transfer in accordance with instructions from the Seller delivered with this Agreement, funds equal to the Purchase Price together with the signature page to this Agreement. Upon the receipt of the Payment, the Seller shall deliver a certificate representing the Holder Shares to the Buyer, with properly endorsed stock power, at the address set forth herein. As used herein, the “Closing” shall mean the acceptance by the Seller of the Purchase Price and delivery to the Buyer of the share certificate pursuant to this paragraph. “Closing Date” shall mean the date on which the Closing occurs.

2.2.                  The Parties shall each execute and deliver such documents and instruments and take any such other actions as may be reasonably requested by the other Parties or the Issuer’s transfer agent in order to fully consummate and implement the transactions contemplated hereby.

3.                  Representations and Warranties.

3.1.                   Representations and Warranties of Seller. The Seller represents and warrants to the Buyer that:

3.1.1.                   This Agreement constitutes a valid and legally binding agreement and obligation of the Seller in accordance with its terms.

3.1.2.                   The Seller is the legal and beneficial owner of the Holder Shares identified on the Seller’s Counterpart Signature Page immediately prior to and at the Closing, and has good and marketable title to the Holder Shares, free and clear of any and all options, rights of first refusal, rights of first offer, drag-along rights, tag-along rights, voting rights or restrictions, proxies, preemptive rights, claims, mortgages, pledges, hypothecations, assessments, security interests, liens (statutory or other), levies, charges, conditional sale contracts, title retention contracts, or other encumbrance of any kind whatsoever, or other contract to give any of the foregoing (all of the foregoing, collectively, “Encumbrances”), and pursuant to this Agreement upon Closing, the Buyer is acquiring all right, title and interest in the Holder Shares, free and clear of all Encumbrances, claims and equities of every kind, except as created by this Agreement.

3.1.3.                   Such Seller, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation.

3.1.4.                   No authorization, consent or approval or other order or action of or filing or registration with any court, administrative agency, or other governmental or regulatory body or authority is required for the execution and delivery by such Seller of this Agreement or such Seller’s consummation of the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable in accordance with its terms, except as limited by bankruptcy, reorganization, insolvency, moratorium and similar laws presently or hereafter in effect affecting the enforcement of creditors’ rights generally; and delivery of such Seller’s Holder Shares in accordance with this Agreement will vest good title to such Holder Shares being in the Buyer, free and clear of all security interests, liens, encumbrances, claims and equities of every kind other than restrictions on disposition contained in applicable federal and state securities laws or restrictions to which the Buyer is subject other than as a result of such Seller’s actions.

3.1.5.                   To the best of the knowledge, information and belief of the Seller there are no circumstances that may result in any material adverse effect to the Company or the value of the Holder Shares as of the Closing Date;

3.1.6.                   As of the Closing Date the Seller shall not be indebted to the Company and the Company shall not be indebted to the Seller; including the $307,818 indebtedness by the Company to the Seller that are waived by the Seller as of the Closing Date.

3.1.7.                   The authorized capital of the Company consists of 500,000,000 shares of common shares, par value $0.001, of which a total of 7,900,000 common shares have been validly issued, are outstanding and are fully paid and non-assessable;

3.1.8.                   As of the Closing, the liabilities of the Company whether accrued, contingent or otherwise, shall be less than $100.00; and the Seller will pay any outstanding liability of the Company with the Purchase Price;

3.1.9.                   To the best of the knowledge, information and belief of the Seller, the Company has filed all reports required to be filed by it under the United States Securities Act of 1933, as amended and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended and the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing;

3.1.10.                   Contemporaneously herewith, the Seller as a director shall appoint a representative of the Buyer to the Board of Directors of the Company;

3.1.11.                   The Seller shall tender the resignation as an officer and a member of the Board of Directors of the Company, to be effective on the Closing Date;

3.1.12.                   The Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement;

3.1.13.                   As of the Closing Date, to the knowledge of the Seller, there are no claims threatened or against or affecting the Company nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting the Company, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority or any legal basis for same;

3.1.14.                   The Company has no continued obligation whatsoever under the Option to Purchase and Royalty Agreement (the “2007 Option Agreement”) dated February 21, 2007 and the 2007 Option Agreement has ceased its operation de facto; and,

3.1.15.                   The Company has filed all required tax returns and paid the applicable taxes in full.

3.2.                   Representations and Warranties of the Buyer. The Buyer represents and warrants to each of the other Parties that:

3.2.1.                   It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation.

3.2.2.                   It has full legal power, authority and capacity to execute, deliver and perform this Agreement.

3.2.3.                   It has full legal power, authority and capacity to purchase the Holder Shares and to make payment of the Purchase Price Amount therefor in accordance with this Agreement.

3.2.4.                   No authorization, consent or approval or other order or action of or filing or registration with any court, administrative agency, or other governmental or regulatory body or authority is required for the execution and delivery by the Buyer of this Agreement or the Buyer’s consummation of the transactions contemplated hereby; and this Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable in accordance with its terms.

3.2.5.                   The Buyer has such knowledge and experience in financial and business matters as to be capable of independently evaluating the merits and risks of an investment in the Holder Shares. The Buyer is acquiring the Holder Shares as principal for the Buyer’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof.

4.                  INDEMNIFICATION

(a)                   The Seller hereby agrees to indemnify and hold harmless the Buyer and the Company against any losses, claims, damages or liabilities to which the Buyer or the Company may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of the Seller contained in this Agreement, or any other certificate or document delivered by the Seller to the Buyer in connection with the Closing; (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Seller pursuant to this Agreement; (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with the transactions contemplated hereby; and (iv) any taxes owed by the Company for any periods ending on or before the Closing Date. For the purpose of this Agreement, Person means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity or department, agency or political subdivision thereof or any equivalent entity.

(b)                   The Buyer hereby agrees to indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of the Buyer contained in this Agreement; or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Buyer pursuant to this Agreement.

5.                  POST-CLOSING SEC REPORTS

5.1.1.                   The Seller shall provide the Buyer with the books and records with respect to the activities as of the Closing Date necessary for the Buyer to file the Company’s quarterly report on Form 10-Q, for the period ending June 30, 2016.

6.                  Miscellaneous.

6.1.                   Costs and Expenses. Each of the Parties shall bear his, her, or its own costs and expenses incurred in connection with the negotiation, drafting, and consummation of this Agreement.

6.2.                   Notices. Except as required herein, all notices and other communications under this Agreement shall be given by any in writing and shall be given to the address, facsimile number or email address set forth on the Counterpart Signature Page to this Agreement or any other address, facsimile number or email address as the Party, respectively, may hereafter specify for the purpose of notice hereunder. Each notice or other communication shall be effective (1) if delivered in person, when so delivered, (2) if given by registered or certified (or comparable) mail, return receipt requested, five (5) Business Days after deposit in the United States Mail with postage prepaid, or (3) if given by electronic facsimile or email (in PDF attachment format), on the first Business Day (at the location of the recipient) after the date of successful transmission by electronic facsimile or email if the Party sending the notice has received electronic confirmation of successful transmission. Without limiting the foregoing, if notice is given by electronic facsimile or email, a copy of such notice shall be concurrently be sent by one of the other means permitted in clauses (1) to (3) of this Section, with the time of effectiveness of such notice being based solely on such electronic facsimile or electronic mail transmission.

6.3.                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Agreement shall brought in the state courts or federal courts located in New York, New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted in compliance with this Section and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.

6.4.                  Waiver. Any waiver of the provisions of this Agreement or of a Party’s rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a Party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed to be deemed a waiver of such Party’s rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such Party’s right to take subsequent action.

6.5.                  Attorneys’ Fees and Litigation Costs. In any proceeding by which a Party either seeks to enforce its rights under this Agreement (whether in contract, tort, or otherwise) or seeks a declaration of any rights or obligations under this Agreement, the prevailing Party shall be awarded reasonable costs and expenses, including reasonable attorneys' fees and expert witness fees, to resolve the dispute and to enforce the final judgment.

6.6.                  Severability. If an arbitrator or court of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable or invalid in whole or in part for any reason: (a) such provision shall be in good faith adjusted rather than voided, if possible, to achieve the intent of the Parties, such court and arbitrator hereby being authorized to act as amiable compositeur or ex aequo et bono, (b) this Agreement shall otherwise be read as if the invalid, illegal or unenforceable words or provisions had to that extent been deleted, and (c) the validity of the remainder of this Agreement shall not be affected thereby unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provisions.

6.7.                  Entire Agreement. This Agreement expresses the entire understanding of the Parties regarding with respect to the subject matter hereof. This Agreement supersedes all previous agreements, representations or other communications (whether written or oral) between the Parties relating to the subject matter hereof. There are no representations, warranties or other agreements between the Parties (whether express or implied) in connection with the subject matter of this Agreement except as specifically set forth herein.

6.8.                  Modifications. This Agreement may not be modified, amended or waived, except by a writing executed by the Parties. Under no circumstance or conditions shall any other conduct be relied upon by the Parties.

6.9.                  Counterparts and Signature Validity. This Agreement shall be executed in multiple counterparts pursuant to the Counterpart Signature Pages and all counterparts so executed shall constitute one Agreement that is binding on all Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart. Facsimile and PDF signatures sent by electronic mail shall be acceptable as if original signatures had been exchanged.

(Counterpart Signature Pages Follow)

BUYER COUNTERPART SIGNATURE PAGE

By this Counterpart Signature Page for that certain Share Purchase Agreement (the “Agreement”) dated as of the 23th day of May 2016, by and among Red Point Holdings L.P. and the Sellers of shares of common stock, par value $.001 per share (the “Common Stock”) of Theron Resource Group, the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement.

Buyer:

Name and Address:

Red Point Holdings L.P.

Room 504/30, West Office Tower
Shanghai Centre, 1376 West Nanjing Road
Jing An District, Shanghai 200040, P.R.C.

/s/ Yan Yan Yue
(Signature)

Yan Yan Yue, Sole Director
(Name and Title, if applicable)

SELLER COUNTERPART SIGNATURE PAGE

By this Counterpart Signature Page for that certain Share Purchase Agreement (the “Agreement”) dated as of the 23th day of May 2016, by and among Red Point Holdings L.P. and the Sellers of shares of common stock, par value $.001 per share (the “Common Stock”) of Theron Resource Group, the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement.

Seller:

Name and Address:

Horizon Investment Club Limited

17/F, Amtel Building, 144-148 Des Voeux Road
Central, Hongkong

/s/ Leonora Yung
(Signature)

Leonora Yung, Sole Director
(Name and Title, if applicable)

Number of Shares of Common Stock Sold:	6,000,000
Purchase Price per Share:	US$ 0.1273
Aggregate Cash Purchase Price:	US$ 763,800.00

WIRE INSTRUCTION

[To be provided by the Seller]